UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) June 4, 2008

ESCALADE, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290

(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711

(Address of Principal Executive Offices)	(Zip Code)

(812) 467-4449

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 2, 2008, the Company executed an amendment to the revolving term agreement effectively maintaining the amount of available funds at $30 million by delaying the commencement of the annual $5 million step down until May 31, 2009. All other terms and conditions of the agreement were substantially unchanged. As of June 4, 2008 the outstanding balance on this line of credit was $28.8 million.

On June 2, 2008, the Company’s wholly owned subsidiary, Indian-Martin, Inc. executed an amendment to its revolving term agreement revising the schedule of available funds to $30 million as of June 1, 2008. All other terms and conditions of the agreement were unchanged. As of June 4, 2008 the outstanding balance on this line of credit was $18.1 million.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1

Ninth Amendment to Amended and Restated Credit Agreement effective October 24, 2001 by and between Escalade, Incorporated and JPMorgan Chase Bank, NA. The effective date of the Amendment was May 31, 2008.

10.2

Fourth Amendment to Amended and Restated Credit Agreement effective September 5, 2003 by and between Indian-Martin, Inc. and JPMorgan Chase Bank, NA. The effective date of the Amendment was May 31, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2008	ESCALADE, INCORPORATED

By: /s/ TERRY D. FRANDSEN

Terry D. Frandsen, Vice President and Chief Financial Officer